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VIE DE FRANCE NORWAY A/S                    PAGE 1 OF 4
Lease contract
TRANSLATION FROM NORWEGIAN

                                 LEASE CONTRACT


The following is entered into between Hjelmeland municipality as lessor and Vie de France Norway A/S as lessee for the lease of the property designated gnr. 65, bnr, 52 in Hjelmeland:

1.  LEASE OBJECT

The lease object comprises gnr. 65, bnr. 52 with existing industrial building and production facility. The plot is 4894, 1 square metres on two floors.

2.  LEASE PERIOD

The lease between Hjelmeland municipality and Vie de France Norway A/S is valid from 1 September 1994 to 31 August 2014.

Vie de France Norway A/S may terminate the contract by giving six months' notice in the event of a force majeure situation, for example if the market situation changes for instance due to boycott actions against Norwegian products or lack of raw materials. Such a situation must persist for minimum three months. Should such a situation arise and Vie de France Norway A/S therefore terminates the contract, the company shall be obligated to pay the outstanding rent for a period of three years from the date of signature of this contract. The rent shall not be changed for the remaining part of such period.

3.  RENTAL AND ADJUSTMENT THEREOF


From 1 September 1994 the rental is payable in the amount of NOK 308,000 per quarter. The rental is payable in advance on 1 September, 1 December, 1 March and 1 June every year. Penalty interest of 12 per cent per annum shall accrue for any late payment.

The rental is the sum of interest and instalments on the lessor's loan in respect of the building, insurance, and the costs of the lessor's maintenance obligation.

             The interest rate is fixed at 0.2 per cent above the nominal interest rate on the above-mentioned loan. Interest and instalments are calculated as an annuity with 80 instalments over 20 years each of NOK 11,500,000.

             The insurance of the buildings and does not included liability in respect of production losses.

                           Translation from Norwegian
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VIE DE FRANCE NORWAY A/S                    PAGE 2 OF 4
Lease contract

        The maintenance cost are the costs for which the lessor is responsible. The basis is the stipulated annual costs, with a step-wise increment as the building gets older.

Either party hereto can demand that the rental be adjusted once a year in accordance with the actual changes in the above three cost factors.

If Hjelmeland municipality enters into a new agreement concerning the above mentioned loan, the Vie de France Norway A/S shall be given an opportunity to make its position clear. If a new agreement is signed then in principle it will be based on the most favourable offer.

The rental does not include expenses such as electricity and municipal rates for water, sewage and refuse collection.

4.  TAKE-OVER

The property is taken over by the lessee from 1 September 1994 and is leased in the condition it is in upon signature of this contract unless otherwise agreed in a special protocol. The lessee does not assume any obligation that the lessor may have in respect of contractors that have erected the building.

In the event the lease is terminated during the contract period, Vie de France Norway A/S accepts that the production equipment shall remain intact on the production premises for a period of one year after vacating the premises. During that year Hjelmeland municipality shall have the option to purchase the equipment at the market rate. After such period the company reserves the right to remove the equipment.

5.  USE OF LEASE OBJECT

The facility shall be used for the production and processing of foods, and other activities naturally connected therewith. Any other use of the premises is not permitted without the lessor's consent.

6.  LESSOR'S OBLIGATIONS

The lessor is responsible for external maintenance of the building, including windows, and the outdoor area. Such maintenance includes road, water and sewage up to the building's wall, and all outdoor lighting. All maintenance work shall be performed in accordance with the relevant regulation and in such a manner that it involves the least possible disruption of the lessee's production. The lessor shall be responsible for insurance of the building.

                           Translation from Norwegian
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VIE DE FRANCE NORWAY A/S                    PAGE 3 OF 4
Lease contract

7.  LESSEE'S OBLIGATIONS

The lessee is responsible for all maintenance inside the building, including fixtures, refrigeration and freezing equipment, and entrance doors. This responsibility includes replacement of equipment with a useful life of less than 20 years.

The lessee shall be responsible for ensuring that the premises and equipment meet the authorities' requirements, i.e. those of the Labour Inspection. Major maintenance work shall be approved by the lessor. If the lessee fails to fulfil his maintenance obligation, then the lessor may have the work performed for the lessee's account.

The lessee must not make any changes to the building without the lessor's written consent. Such consent may not be unreasonable withheld.

8.  SUBLETTING

Subletting in whole or in part is not permitted without the lessor's written consent. Such consent may not be unreasonably withheld by lessor.

9.  BREACH OF CONTRACT AND EVICTION ORDER

In the event the rental or other undisputed claims are not paid within 30 days after a written demand after the due date, the lessee may be evicted without legal action and judgment under section 13-2, third paragraph of the Enforcement Act. Should the lessee otherwise materially breach this lease contract, then the lessor may cancel the contract, in which case the lessee shall be obligated to move out forthwith. If the lessee moves out due to an eviction order or breach of contract, he shall be obligated to pay rental for the time which remains of the lease period, with the deduction of any amount the lessee receives under andy new lease. In addition, the lessee must pay the costs of eviction, legal action and any cleaning of the premises.

10.  VACATING THE PREMISES

Upon vacating the premises the lessee shall return the premises in a clean and tidy condition, and in a high standard of maintenance. The lessor may have any defects that the lessee has failed to correct repaired for the lessee's account. Fixtures and other fixed furniture installed by the lessee must not be removed unless the lessee is able to bring the premises back to the state they were in when taking over the building. Such articles shall nevertheless be removed should the lessor so demand. Any costs associated therewith shall be reimbursed by the lessee.

                           Translation from Norwegian
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VIE DE FRANCE NORWAY A/S                    PAGE 4 OF 4
Lease contract


11.  LEGAL VENUE


The parties adopt the legal venue of the property for any and all disputes in connection with the lease contract.

12.  SPECIAL PROVISIONS

Provided the lease takes the form described in this contract the lessee will acquire the property after twenty years at not further cost.

The lessee may at may time initiate negotiations to purchase the property. In the event the price shall be determined on the basis of the lessor's costs and the time remaining of the lease period.

The parties are agreed that where changes in production or other conditions require the lessor's consent, then such consent shall not unreasonably by refused.

13.  RELATIONSHIP TO THE RENT ACT


Unless otherwise specified in this contract the Rent Act of 16 June, no 6, 1939 shall apply.

14.  REPLACEMENT AND REGISTRATION

This contract may be publicly registered for the property designated gnr, 65, bnr,52 in Hjelmeland and shall replace the interim lease contract sighed by the parties on 11 May 1994 and registered for the same property.




                          HJELMELAND, 24 FEBRUARY 1995



FOR HJELMELAND MUNICIPALITY        VIE DE FRANCE NORWAY A/S

/S/ TERJE BORGE                    /S/INGVALD SVANDAL
HJELMELAND MUNICIPALITY (STAMP)    /S/HAAKON LUNDE
MAYOR


                           Translation from Norwegian

                           /s/ Alan V. Esenstad
                           ---------------------------
                           Chief Financial Officer
                           Vie de France Corporation